EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SpaceDev, Inc.
Poway, California

     We hereby consent to the incorporation by reference of our report dated March 28, 2007, relating to the consolidated financial statements of SpaceDev, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, to the Form S-8 for the Stock Option Plan of 1999/Employee Stock Purchase Plan of 1999 (333-47338) of SpaceDev, Inc.

San  Diego, California                                                                                       /s/  PKF
September 6, 2007                                                                                               Certified Public Accountants
                                                                      A Professional Corporation